Exhibit 99.1

GAP INC. REPORTS JANUARY SALES

Company Achieves Goal of Growing Fiscal Year Top Line Sales and

Raises Fiscal Year 2010 Earnings Per Share Guidance to $1.85 to $1.86

SAN FRANCISCO - February 3, 2011 - Gap Inc. (NYSE: GPS) today reported that January 2011 net sales increased 6 percent compared with last year.

Net sales for the four-week period ended January 29, 2011 were $843 million compared with net sales of $797 million for the four-week period ended January 30, 2010. The company's comparable store sales for January 2011 were up 1 percent compared with a 5 percent increase for January 2010.

Comparable store sales for January 2011 were as follows:

  Gap North America: flat versus positive 2 percent last year
  Banana Republic North America: positive 4 percent versus positive 4 percent last year
  Old Navy North America: negative 3 percent versus positive 10 percent last year
  International: positive 8 percent versus positive 3 percent last year

"For the year ended January 29, 2011, Gap Inc. comparable store sales were up 1 percent and total sales were up 3 percent," said Sabrina Simmons, chief financial officer of Gap Inc. "Reflecting on the full year, we delivered on our goal of growing top line sales and now expect full year diluted earnings per share to be in the range of $1.85 to $1.86 per share, representing annual earnings per share growth of 17% to 18%."

Fourth Quarter Sales Results

For the thirteen weeks ended January 29, 2011, total company net sales were $4.36 billion, which is an increase of 3 percent compared with net sales of $4.24 billion for the thirteen weeks ended January 30, 2010. The company's fourth quarter comparable store sales were flat compared with an increase of 2 percent in the fourth quarter of the prior year.

Comparable store sales for the fourth quarter of fiscal year 2010 were as follows:

  Gap North America: negative 2 percent versus negative 1 percent last year
  Banana Republic North America: positive 1 percent versus negative 2 percent last year
  Old Navy North America: positive 1 percent versus positive 7 percent last year
  International: negative 1 percent versus negative 2 percent last year

During the fourth quarter of fiscal year 2010, the Company repurchased about 28.4 million shares for $598 million.

Fiscal Year 2010 Guidance and Sales Results

The company raised its guidance for diluted earnings per share for fiscal year 2010 to be in the range of $1.85 to $1.86 versus prior guidance of $1.77 to $1.82.

Net sales were $14.66 billion for the fifty-two weeks ended January 29, 2011, which is an increase of 3 percent compared with net sales of $14.20 billion for the fifty-two weeks ended January 30, 2010. The company's fiscal year 2010 comparable store sales increased 1 percent compared with a decrease of 3 percent for the prior year.

For more detailed information regarding the company's January 2011 sales, please call 1-800-GAP-NEWS (1-800-427-6397) to listen to Gap Inc.'s monthly sales recording. International callers may call 706-634-4421.

Gap Inc. will release its fourth quarter earnings via press release on February 24, 2011 at 1:00 p.m. Pacific Time. In addition, the company will host a summary of Gap Inc.'s fourth quarter results in a live conference call and webcast at approximately 2:00 p.m. Pacific Time on February 24, 2011. The conference call can be accessed by calling 1-800-374-0168 and international callers may dial 706-634-0994. The webcast can be accessed at www.gapinc.com.

February Sales

The company will report February sales on March 3, 2011.

Forward-Looking Statements

This press release and related recording contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding earnings per share for fiscal year 2010.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that additional information may arise during the company's close process or as a result of subsequent events that would require the company to make adjustments to the financial information. Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended January 30, 2010. Readers should also consult the company's quarterly report on Form 10-Q for the fiscal quarter ended October 30, 2010.

These forward-looking statements are based on information as of February 3, 2011. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2010 sales were $14.7 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,100 company-owned stores, about 175 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations:

Aina Konold

(415) 427-4454

investor_relations@gap.com

Media Relations:

Emily Russel

(415) 427-6230

press@gap.com